UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2004

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On October 26, 2004, the Registrant entered into Supplemental Retirement Plan Participation Agreements with David E. Levitan, President of Broadband Network Services, Kenneth A. Wright, Chief Technology Officer, and Stephen Timothy Gropp, Corporate Vice President, Americas Business.

The form of the Supplemental Retirement Plan (the “Plan”) and the Supplemental Retirement Plan Participation Agreement was attached as Exhibit 10(q) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 25, 2004. Under the Plan, executives who have been eligible to participate for ten years and remain employees until age 65, will receive a supplemental retirement benefit of $18,000 a year payable for 15 years. Executives who have been eligible to participate in the Plan for five years and are age 60 or older or who have been a participant for ten years and are age 55 or older, may elect to retire and receive a reduced supplemental retirement benefit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

October 27, 2004	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary